                            SCHEDULE 14C INFORMATION
               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

Check the appropriate box:

|X|      Preliminary Information Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
|_|      Definitive Information Statement

                                   REINK CORP.
                ------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required

|_|      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

         (1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------

         (5) Total fee paid:

         ----------------------------------------------------------------------

|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         ----------------------------------------------------------------------

         (2) Form, Schedule or Registration Statement No.:

         ----------------------------------------------------------------------

         (3) Filing Party:

         ----------------------------------------------------------------------

         (4) Date Filed:

         ----------------------------------------------------------------------

                                   REINK CORP.
                         2085 Hurontario Road, Suite 300
                          Mississaugua, Ontario L5A 4G1

                              INFORMATION STATEMENT

                                February 11, 2004

         This Information Statement is being furnished to stockholders of Reink Corp., a Delaware corporation (the "Company"), to advise them of corporate actions approved without a meeting by less than unanimous written consent of stockholders. These actions are (a) the adoption of amendments to the Company's Certificate of Incorporation (the "Charter Amendments") to (i) change the name of the Company from Reink Corp., to Adsero Corp.; (ii) authorize 20,000,000 shares of blank check preferred stock, $.001 par value per share; (iii) provide for maximum indemnification of the Company's officers and directors; and (iv) effect a 20:1 reverse stock split (the "Reverse Stock Split").

         Our Board of Directors fixed the close of business on January 22, 2004 as the record date for the determination of stockholders entitled to vote on the proposal as described above. On January 22, 2004 there were 59,702,851 shares of our common stock issued, and outstanding. Each of the proposed actions requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote thereon. Each share of common stock is entitled to one vote on each proposal.

         The Board of Directors, by written consent on January 22, 2004, has approved, and stockholders holding 44,595,625 (approximately 74.7%) of our outstanding voting shares on January 22, 2004, have consented in writing to the Charter Amendments (including the Reverse Stock Split). Accordingly, all corporate actions necessary to authorize the Charter Amendments (including the Reverse Stock Split) have been taken. In accordance with the regulations under the Securities Exchange Act of 1934, the authorization to effect the aforesaid actions by the Board of Directors and the stockholders will not become effective until 20 days after we have mailed this Information Statement to our stockholders of record as at January 22, 2004. Promptly following the expiration of this 20-day period, we intend to file an amendment to our Certificate of Incorporation with the Delaware Secretary of State to effect the Charter Amendments (including the Reverse Stock Split). The change of our name to Adsero Corp., creation of blank check preferred stock, revision to the existing indemnification provision, and the implementation of the Reverse Stock Split will become effective at the time of the filing of the Charter Amendments.

         Our executive offices are located at 2085 Hurontario Road, Suite 300, Mississauga, Ontario L5A 4G1.

         PLEASE BE ADVISED THAT THIS IS ONLY AN INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         This Information Statement is first being sent or given to the holders of our outstanding common stock, our only class of voting securities outstanding, on or about February __, 2004. Each holder of record of shares of our common stock at the close of business on January 22, 2004 is entitled to receive a copy of this Information Statement.

Amendment of Certificate of Incorporation

         Our board of directors and stockholders holding a majority of our outstanding common shares have approved an amendment to our Certificate of Incorporation to (i) change the name of the Company to Adsero Corp.; (ii) modify and expand the present indemnification provision; (iii) authorize 20,000,000 shares of blank check preferred stock; and (iv) effect a 20:1 reverse stock split. The form of the Certificate of Amendment to the Certificate of Incorporation is attached hereto as Appendix A.

         Due to the restructuring of our Company, we believe that it is in the best interests of the Company and our stockholders to continue our operations under a new name. We further believe the blank check preferred stock, expanded indemnification provision and Reverse Stock Split are necessary to among other things, increase the attractiveness of the Company to prospective officers and directors, and to potential merger or acquisition partners. The Reverse Stock Split will provide us with needed stock to enable us to complete such acquisition transactions or raise capital through future sales of our stock.

         Upon the filing of the Certificate of Amendment, common stock certificates that previously represented stock of the Company in the name of Reink Corp. shall be deemed to represent shares of Adsero Corp., without any further action by the common stockholders of the Company or any other party. Notwithstanding the foregoing, it is requested that stockholders exchange their existing certificates for certificates bearing the name Adsero Corp. In connection with the name change, we will obtain a new trading symbol and CUSIP number.

No Dissenters' Rights

         Under the Delaware General Corporation Law, our Certificate of Incorporation and our By-Laws, holders of our voting securities are not entitled to dissenters' rights with respect to any of the amendments to our Certificate of Incorporation.

Reverse Stock Split

         Our board of directors and stockholders holding a majority of our outstanding common shares have approved the effectuation of a 20:1 reverse stock split which will be reflected in the amendment to our Certificate of Incorporation. Pursuant thereto, on the effective date of the Reverse Split (the "Effective Date"), every 20 shares of our issued and outstanding common stock will become one issued and outstanding share of common stock. The Effective Date will be the date of filing of the amendment to our Certificate of Incorporation. The Reverse Split will take effect immediately following the close of business on the Effective Date.

Stock Certificates

         The Reverse Split will occur on the Effective Date without any further action on the part of stockholders of the Company and without regard to the date or dates on which certificates representing shares of existing common stock are actually surrendered by each holder thereof for certificates representing the number of shares of the new common stock which each such stockholder is entitled to receive as a consequence of the Reverse Split. After the Effective Date of the Reverse Split, each share of existing common stock will be deemed to represent 1/20 of a share of new common stock.

Fractional Shares

         No fractional shares of new common stock will be issued and, in lieu thereof, stockholders holding a number of shares of existing common shares not evenly divisible by 20, upon surrender of their old certificates, will receive a full additional share of new common stock in lieu of a fractional share of new common stock. Such issuance will not be made until all of a stockholder's certificates of existing common stock are presented to the Company.

Exchange of Stock Certificates

         To receive a certificate for new common stock including a full additional share in lieu of a fractional share, each stockholder of record on the Effective Date must surrender all of their certificates representing shares of existing common stock ("Old Certificates") to the Company for exchange or transfer. No new certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates to the Company.

         Upon return to the Company of all of a stockholder's Old Certificates, that stockholder will receive a new certificate or certificates representing the number of whole shares of new common stock into which the shares of common stock represented by the old certificates are being converted as a result of the Reverse Split plus, if applicable, one additional share of new common stock in lieu of a fractional share. Until surrendered to the Company, Old Certificates retained by stockholders will be deemed for all purposes, including voting and payment of dividends, if any, to represent the number of whole shares of new common stock to which such stockholders are entitled as a result of the Reverse Split.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth information as of February 9, 2004 with respect to the beneficial ownership of shares of our common stock by (i) each person known by us to be the owner of more than 5% of the outstanding shares of common stock, (ii) each director and executive officer, and (iii) all executive officers and directors as a group:

--------------------------------------------------------------------------------------------------------------------
               Name and Address                      Title of Class           Amount and Nature       Percentage
                                                     --------------
              of Beneficial Owner                                          of Beneficial Ownership    of Class(1)
              -------------------                                          -----------------------    ---------
--------------------------------------------------------------------------------------------------------------------
Wayne Karp                                      Common Stock, par value   3,240,000 shares -                  5.43%
1 Nelson Street West                            $.0001 per share          direct
Second Floor
Brampton, Canada L6Z 3E4
--------------------------------------------------------------------------------------------------------------------
Katzcorp Ltd.                                   Common Stock, par value   3,240,000 shares - direct           5.43%
218-1 Watergarden Way                           $.0001 per share
Toronto, Ontario, Canada M2K 2Z7
--------------------------------------------------------------------------------------------------------------------
Megbrook Holdings Inc.                          Common Stock, par value   5,400,000 shares - direct           9.04%
1026 Cooke Blvd.                                $.0001 per share
Unit 2
Burlington Ontario, Canada L7T 4A8
--------------------------------------------------------------------------------------------------------------------
Carolyn Robus Smith                             Common Stock, par value   7,690,000 shares - direct          12.88%
2085 Hurontario Street, Suite 300               $.0001 per share
Mississauga, Ontario, Canada L5A 4G1
--------------------------------------------------------------------------------------------------------------------
R. World Inc.                                   Common Stock, par value   10,000,000 shares -                16.75%
2085 Hurontario Street, Suite 300               $.0001 per share          direct
Mississauga, Ontario, Canada L5A 4G1
--------------------------------------------------------------------------------------------------------------------
Manchester Consolidated Corp.                   Common Stock, par value   3,150,000 shares - direct            5.3%
120 Adelaide Street West, Suite 2401            $.0001 per share
Toronto, Ontario, Canada M5H 1T1
--------------------------------------------------------------------------------------------------------------------
4C Holdings Inc.                                Common Stock, par value   3,149,999 shares -                   5.3%
21670 Frontenoc Court                           $.0001 per share          direct
Boca Raton, Florida 33433
--------------------------------------------------------------------------------------------------------------------
William Smith                                   Common Stock, par value   8,240,000 shares (2)                13.8%
2085 Hurontario Street, Suite 300               $.0001 per share          550,000 shares - direct
Mississauga, Ontario, Canada L5A 4G1                                      7,690,000 shares -
                                                                          indirect
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Wayne Maddever                                  Common Stock, par value   2,033,000 shares (3)                3.41%
347 East Hart Crescent                          $.0001 per share          2,003,000 shares -
Burlington, Ontario                                                       direct
                                                                          30,000 shares - indirect
--------------------------------------------------------------------------------------------------------------------
All executive officers and directors as a       Common Stock, par value   10,273,000 shares(2)(3)             17.2%
group (2 persons)                               $.0001 per share          2,553,000 shares - direct
                                                                          7,720,000 shares -
                                                                          indirect
--------------------------------------------------------------------------------------------------------------------

(1) Based upon 59,702,851 shares issued and outstanding.
(2) Includes 7,690,000 shares registered in the name of Carolyn Robus Smith, the spouse of William Smith.
(3) Includes 30,000 shares registered in the name of the Estate of William Maddever.

Where You Can Find More Information

         We are required to comply with the reporting requirements of the Securities Exchange Act. For further information about us, you may refer to:

o        our Annual Report on Form 10-KSB for the year ended December 31, 2002;

o our Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2003, June 30, 2003; and September 30, 2003; and

o our Current Reports on Form 8-K dated January 8, 2003; January 17, 2003; May 5, 2003 (as amended); and July 10, 2003.

         You can review these filings at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC 0330 for further information on the public reference room. These filings are also available electronically on the World Wide Web at http://www.sec.gov.


February 11, 2004                      By the Order of the Board of Directors
                                       William Smith
                                       Secretary

                                   APPENDIX A


                                     FORM OF
                            CERTIFICATE OF AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION
                                       OF
                                   REINK CORP.

                                Under Section 242
                                     of the
                        Delaware General Corporation Law

     Reink Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         First: That the name of the corporation (the "Corporation") is Reink Corp.

         Second: That the certificate of incorporation of the Corporation (the "Certificate") was originally filed with the Delaware Secretary of State on June 21, 1995 under the name Newmarket Strategic Development Corp.

         Third: That Article FIRST of the Certificate is hereby amended to read, in its entirety, as follows:

         "FIRST:  The name of the  corporation  (the  "Corporation")  is  Adsero
Corp."

         Fourth: That Article FOURTH of the Certificate is hereby amended to read, in its entirety, as follows:

         "FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be one hundred twenty million (120,000,000) shares, of which one hundred million (100,000,000) shares shall be common stock, par value $0.001 per share (the "Common Stock") and twenty million (20,000,000) shares shall be preferred stock, par value $0.0001 per share (the "Preferred Stock"). All of the shares of Common Stock shall be of one class.

         The shares of Preferred Stock shall be undesignated Preferred Stock and may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issuance and duly adopted by the Board of Directors of the Corporation, authority to do so being hereby expressly vested in the Corporation's Board of Directors. The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors of the

Corporation, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

         The authority of the Board of Directors of the Corporation with respect to each such class or series of Preferred Stock shall include, without limitation of the foregoing, the right to determine and fix:

                  the distinctive designation of such class or series and the number of shares to constitute such class or series;

                  the rate at which dividends on the shares of such class or series shall be declared and paid or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

                  the right or obligation, if any, of the Corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

                  the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                  the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

                  the obligation, if any, of the Corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligations;

                  voting rights, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

                  limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors of the Corporation, acting in accordance with this Certificate of Incorporation, may deem advisable and are not inconsistent with the law and the provisions of this Certificate of Incorporation.

                      Each issued and outstanding share of Common Stock, par
              value $.001 per share ("Old Common Stock"), outstanding as of the close of business on the date this Certificate of Amendment to the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the "Effective Date") shall automatically, without any action on the part of the holder of the Old Common Stock, be converted into one twentieth (1/20) of a share of Common Stock, par value $.001 per share ("New Common Stock"). Immediately following the reverse split, the aggregate number of shares of New Common Stock held by each holder of New Common Stock shall be calculated. Thereafter, all such holders otherwise entitled to receive a fractional share of New Common Stock will receive a full share of New Common Stock in lieu of such fractional share as each fractional share will be rounded up and become a whole share. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates") shall, from and after the Effective Date, be entitled to receive a certificate or certificates (the "New Certificates") representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates are converted under the terms hereof. Prior to the Effective Date, there are 59,702,851 shares of Old Common Stock issued and outstanding shares. Following the effectuation of the reverse stock split on the Effective Date, there will be approximately 2,985,200 issued and outstanding shares of New Common Stock. The 59,702,851 shares of Old Common Stock are hereby changed into approximately 2,985,200 shares of New Common Stock at the rate of one share of New Common Stock for every twenty shares of Old Common Stock."

         Fifth: That Article SEVENTH of the Certificate is hereby amended to read, in its entirety, as follows:

         "SEVENTH. The Corporation shall indemnify each of the Corporation's directors and officers in each and every situation where, under Section 145 of the GCL, as amended from time to time ("Section 145"), the Corporation is permitted or empowered to make such indemnification. The Corporation may, in the sole discretion of the Board of Directors of the Corporation, indemnify any other person who may be indemnified pursuant to Section 145 to the extent that the Board of Directors deems advisable, as permitted by Section 145.

         No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director of the Corporation (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is subsequently amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended GCL. For purposes of this Article SEVENTH, "fiduciary duty as a director" shall include any fiduciary duty arising out of service at the Corporation's request as a director of another corporation, partnership, joint venture or other enterprise, and "personal liability to the Corporation or its stockholders" shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise and any liability to the Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.

Neither any amendment nor repeal of this Article SEVENTH nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article SEVENTH shall eliminate or reduce the effect of this Article SEVENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article SEVENTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision."

         Sixth: That thereafter, pursuant to resolutions of the board of directors, the amendments were authorized by resolutions adopted by the affirmative vote of the stockholders holding not less than the necessary number of shares required by written consent to so authorize, all in accordance with
Section 228 of the General Corporation Law of the State of Delaware.

         Seventh: That said amendments to the Certificate of Incorporation were duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

         Eighth: That the capital of the corporation shall not be reduced under or by reason of said amendments.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the ______ day of ________, 2004.


                                     REINK CORP.


                                     By:
                                       -------------------------------
                                       William Smith, Secretary